UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 OR 15(d)
                     of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): August 5, 1998


                              PALM DESERT ART, INC.
             (Exact name of registrant as specified in its charter)


       Delaware                    0-17623                  02-0429620
(State of Jurisdiction)          (Commission              (IRS Employer
                                 File Number)           Identification No.)


39-725 Garand Lane, Suite J, Palm Desert, CA                  92211
(Address of Principal Executive offices)                    (Zip Code)


Registrant's telephone number, including area code 760-360-5911



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Item 1. Changes in Control of Registrant. None.

Item 2. Acquisition or Disposition of Assets.

Effective August 1, 1998, R. M. & M. Acquisitions, Inc. (RAI), a Delaware corporation and a wholly-owned subsidiary of the Registrant, closed a merger transaction with R M & M Framemakers, Inc. (RM&M), a New York corporation engaged in the art framing and gallery business. The transaction was closed on August 5, 1998, pursuant to a Merger Agreement and an Agreement and Plan of Reorganization each dated as of August 1, 1998 by and among RAI, the Registrant, RM&M and Robert and Susan Mohr, the sole shareholders of RM&M.

At the closing, all of the issued and outstanding shares of common stock of RM&M, no par value, were delivered to RAI in exchange for 645,000 shares of $.001 par value common stock of the Registrant.

Prior to the merger, RM&M owned and operated six art framing shops and galleries in the Upstate New York area. The Registrant is a integrated publisher and retailer of limited-edition serigraphs, lithographs and other works of fine art created by internationally recognized contemporary artists. The Registrant intends to convert into gallery space all space at each of RM&M's six locations which had been utilized for framing operations and to remove such framing operations to one centralized or regional framing location.

Item 3. Bankruptcy or Receivership. None.

Item 4. Changes in Registrant's Certifying Accountant. None.

Item 5. Other Events. None.

Item 6. Resignation of Registrant's Directors. None.

Item 7. Financial Statements and Exhibits. Registrant intends to file with the Securities and Exchange Commission the audited financial statements for R M & M Framemakers, Inc. within 75 days of closing the aforementioned transaction as required by federal securities laws.

Item 8. Change in Fiscal Year. None.

Item 9. Sale of Equity Securities Pursuant to Regulation S. None.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    PALM DESERT ART, INC.
                                                      (Registrant)


Dated: August 20, 1998                              /s/ Hugh G. Pike
                                                    ----------------------------
                                                    Hugh G. Pike
                                                    Director and President
                                                    39-725 Garand Lane, Suite J
                                                    Palm Desert, CA  92211
                                                    (760) 360-5911



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